                                JOSEPH J. GRILLI

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made as of July 1, 1996, by and between Home Health Corporation of America, Inc. (the "Company"), a Pennsylvania corporation with its principal office at 2200 Renaissance Boulevard, King of Prussia, Pennsylvania 19406, and Joseph J. Grilli ("Grilli"), an individual residing at 273 Hemlock Terrace, Mountaintop, Pennsylvania, 18707. All other agreements existing prior to July 1, 1996, are null and void.

                                  WITNESSETH:

     WHEREAS, the Company is in the business of providing professional care and equipment to home-bound patients, including, but not limited to, bedside care and treatment, infusion therapy, and rehabilitative services; and

     WHEREAS, Grilli has been employed as a key, at-will executive employee of the Company;

     WHEREAS, Grilli has skillfully and faithfully served as the Company's Chief Operations Officer of Pennsylvania; and

     WHEREAS, the Company desires to secure and retain the experience, ability and services of Grilli and to increase the responsibilities; and

     WHEREAS, in order to retain Grilli's valued services, the parties now wish to record and to memorialize their agreement with respect to the terms and conditions of their employer-employee relationship.

     NOW THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, it is hereby agreed:

     1.  Employment.  The Company offers and Grilli accepts employment with the
         ----------
Company upon the terms and conditions stated in this Agreement.

     2.  Duties.
         ------

       2.1 Grilli shall serve as the Company's Area Vice President Mid-Atlantic Area. He shall devote his best efforts and full-time attention to the performance of his duties on behalf of the Company.

       2.2 Grilli shall report directly to the Company's Chief Operations Officer. He shall be responsible for the Company's operations in the Mid-Atlantic Area of the United States, and shall undertake such responsibilities and duties that may be assigned to him from time to time by the Company's Chief Operations Officer.

       2.3 Because Grilli's full-time services to the Company are deemed essential, during the term of this Agreement Grilli shall not undertake, outside the Company, any professional, commercial, business or public activities without first giving 60 days advance written notice to the Company's President, and not until he has received authorization and approval from the Company's President to engage in such outside activities. If the Company disapproves of Grilli engaging in any additional business, commercial, professional or other outside responsibilities, then Grilli shall not undertake such activities.

     3.  Term.
         ----

        3.1  Term.  The employment of Grilli pursuant to the terms hereof shall
             ----
commence on the date hereof and shall continue until June 30, 1999 and, subject to paragraph 4.2 below, shall terminate thereafter. The term of Grilli's employment hereunder, subject to termination as herein provided, is referred to herein as the "Initial Term".

     4.  Termination of Employment.  Grilli's employment hereunder, unless
         -------------------------
renewed by the Company, shall terminate on June 30, 1999, or sooner upon the occurrence of any of the following events:

        4.1  Termination for Death.  Grilli's employment hereunder shall
             ---------------------
automatically terminate upon his death. In the event of termination due to Grilli's death pursuant to this paragraph 4.1, Grilli's right to receive the compensation and other benefits hereunder, except for payments for services rendered prior to the date of termination, shall cease.

        4.2  Voluntary Termination.  Grilli, with ninety (90) days advance
             ---------------------
written notice to the Company, may terminate his employment with the Company for any or no reason, provided however, Grilli's obligations under the Noncompetition, Nondisclosure and Inventions section, contained herein as
Section 7, shall remain in full force and effect in accordance with the terms thereof. If Grilli shall elect to voluntarily terminate his employment pursuant to this paragraph 4.2, Grilli's right to receive the compensation and other benefits hereunder, except for payments for services rendered prior to the date of termination, shall cease immediately upon such termination and the Company shall not be obligated to make any further payments or provide any further benefits hereunder.

        4.3  Termination for Cause.  The Company may terminate Grilli's
             ---------------------
employment for

Cause (as hereinafter defined), upon written notice to him. For purposes of this Agreement, "Cause" shall include but not be limited to (i) fraud, personal dishonesty, willful misconduct, breach of fiduciary duty, willful breach or willful neglect of the duties or obligations required under this Agreement which adversely affects the company, (ii) acts or omissions which are intended to and do have a direct adverse affect upon the Company's reputation or the conduct of its business or (iii) violation of any law, government rule or regulation by Grilli which adversely affect the Company. Prior to any termination of this Agreement by the Company for Cause due to Grilli's willful misconduct or willful neglect of duties, the Company shall first advise Grilli in writing of his acts or omissions which it believes constitutes Cause for termination and to provide Grilli with a 30 day period to cure such misconduct or neglect, provided this provision shall only be applicable to the first of any related, series or similar acts or omissions by him. In the event of termination for cause pursuant to this paragraph 4.3, Grilli's right to receive the compensation and other benefits hereunder, except for payments for services rendered prior to the date of termination, shall cease immediately upon such termination and the Company shall not be obligated to make any further payments or provide any further benefits hereunder; provided, however, Grilli's obligations under the Noncompetition Agreement shall remain in full force and effect in accordance with the terms thereof.

       4.4  Termination Without Cause.  The Company shall have the right to
            -------------------------
terminate the employment of Grilli at any time without Cause (as defined in paragraph 4.3 hereof). In the event of termination without Cause pursuant to this paragraph 4.4, Grilli's right to receive the compensation and other benefits hereunder, except for payments for services rendered prior to the date of termination, shall cease immediately upon such termination but the Company shall have the obligations provided in paragraph 8.

     5.  Compensation.
         ------------

       5.1  Base Salary.  Effective on July 1, 1996, the company shall pay
            -----------
Grilli an annual base salary of $125,000 per annum, payable in semi-monthly installments or in such other regular installments as the parties agree. Thereafter, an annual performance/salary review will occur on July 1 of each year.

       5.2  Supplemental Employment Benefits.  In addition to the annual base
            --------------------------------
salary provided in paragraph 5.1, above, the Company shall also provide to Grilli the following supplemental employee benefits:

         a.  Dental Insurance.  Grilli shall be eligible to participate in the
             ----------------
Company's group dental insurance plan.

         b.  Life Insurance. So long as the Company can purchase life insurance
             --------------
at standard rates, the Company shall purchase for Grilli's benefit an insurance policy contract on his life in an amount equal to his base salary. Grilli shall have the right to name, and from time to time, change the beneficiary under said policy.

         c.  Automobile Allowance.  The Company shall provide to Grilli an
             --------------------
automobile allowance of $450 a month.

         d.  Vacation.  Grilli shall be entitled an annual vacation accrual
             --------
benefit up to 20 work days a calendar year to be accrued and taken in accordance with the Company's Employee Manual.

         e.  Retirement Program.  Grilli shall be eligible to participate in the
             ------------------
Company's Employee Stock Ownership Plan Retirement Program.

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

         f.  401K Plan.  Grilli shall be eligible to participate in the
             ---------
Company's Employee Contributory 401K Program.

         g.  Bonus Program.  Grilli shall be eligible to participate in the
             -------------
Company's Executive Management Bonus Program during the term of his employment as Area Vice President-Mid-Atlantic Area or while he is still a member of the Company's Executive Management Team.

         h.  Stock Options.  Grilli shall be entitled to purchase shares of the
             -------------
Company's Stock pursuant to the terms of the stock option program applicable to senior management.

         i.  Additional Benefits.  The company shall further extend to Grilli
             -------------------
such additional benefits as may be voluntarily extended to its other employees on the same terms and conditions as extended to such other employees generally.

     6.  Confidential Information.  Grilli agrees during the term of this
         ------------------------
Agreement not to disclose to any third party any information relating to the affairs of the Company, or any of its subsidiaries or affiliates, which information is expressly confidential or which Grilli knows to be secret and not generally known to others.

     7.  Noncompetition, Nondisclosure and Inventions.
         --------------------------------------------

       7.1 During the period of employment by the Company, Grilli will devote his full working time and best efforts to the business of the company and agrees that he will not, directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any company of business organization, engage in any business activity which is directly being developed, manufactured or sold by the Company or which is directly or indirectly detrimental to the business of the Company provided, however, that the record or beneficial
                        --------  -------
ownership by Grilli of 1% or less of the outstanding publicly traded capital stock of any such company shall not be deemed to be in violation of this Section 1, provided that Grilli is not an officer, director, or employee of such company.

       7.2 For a period of one (1) year after the termination of Grilli's employment, he agrees that he will not, directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any company or business organization, engage in any business activity which is directly or indirectly in competition with the products or services being developed, manufactured, marketed, provided or sold by the Company or which is directly or indirectly detrimental to the business of the Company. Grilli's obligations under this
Section 7.2 shall survive heirs, executors and administrators if he is discharged at any time, with cause, or if he resigns at any time. However, if, at any time, Grilli is discharged without cause, this Section 7.2 shall not survive the termination of his employment.

       7.3 For the purposes of Sections 7.1 and 7.2 of this Agreement, a business shall be deemed to be in competition with the Company only if the products or services of such business are substantially similar in function or capability to the products or services then being developed, manufactured, marketed, provided or sold by the company, and are marketed to substantially the same type of user as that to which the products and services of the Company are marketed or proposed to be marketed.

       7.4 Grilli will not at any time, whether during or after the termination of his employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to his knowledge, except as my be required in the ordinary course of performing duties as an employee of the Company or except as may be in the public domain through no fault of Grilli, and he shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

     Further, Grilli agrees that during his employment he shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. Grilli further agrees that he shall not, after the termination of his employment, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of his employment Grilli shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

       7.5 If at any time or times during Grilli's employment, he shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Inventions") that relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may conveniently be used in relation therewith, or results from tasks assigned me by the Company or results from the use of premises owned, leased or contracted for by the Company, such Inventions and the benefits thereof shall immediately become the sole and absolute property of the Company, and Grilli shall promptly disclose to the Company (or any persons designated by it) each such Invention and hereby assign any rights he may have or acquire in the inventions and benefits and/or rights resulting therefrom to the Company without compensation and shall communicate, without cost or delay, and without publishing the same all available information relating thereto (with all necessary plans and models) to the Company.

     Grilli will also promptly disclose to the Company, and the Company hereby agrees to receive all such disclosures in confidence, any other invention, modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) made, conceived, discovered, reduced to practice or possessed by Grilli (either alone or with others) at any time or times during his employment for the purpose of determining whether they constitute "Inventions", as defined herein.

     Upon disclosure of each Invention to the Company, during Grilli's employment and at any time thereafter, he will, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require

          (a) to apply for, obtain and vest in the name or the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

          (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

     In the event the Company is unable, after reasonable effort, to secure Grilli's signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of his physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as Grilli's agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Grilli.

       7.6 Grilli agrees that any breach of the Agreement by him could cause irreparable damage and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

       7.7 Grilli understands that this Agreement does not create an obligation on the Company or any other person to continue his employment.

     Grilli further represents that his performance of all the terms of this Agreement, and his performance as an employee of the Company, does not and will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. Grilli has not entered into, and he agrees he will not enter into, any agreement either written or oral in conflict herewith.

     Grilli further represents that if the representations set forth in the preceding paragraph are inapplicable, he has attached hereto a copy of each agreement, if any, which presently affects his compliance with the terms of this Agreement. (Such copy specifies the other contracting party or employer, the date of such agreement, the date of termination of any employment.) IF THERE ARE ANY SUCH AGREEMENTS, THE UNDERSIGNED SHOULD INITIAL HERE. OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH AGREEMENTS. ___________.

       7.8 Any waiver by the Company of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

       7.9 Grilli hereby agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

       7.10 Subject to the provisions of paragraph 2 of this section, Grilli's obligations under this Agreement shall survive the termination of his employment regardless of the manner of such termination and shall be binding upon his heirs, executors and administrators.

       7.11 The term "Company" shall include Home Health Corporation of America, Inc., a Pennsylvania corporation, and any of its subsidiaries, subdivisions or affiliates. The Company may not assign this Agreement to any successor or assign without my written consent.

       7.12 For purposes of this Agreement (other than Section 1), the term "employment" shall also mean any period of consultancy with the Company.

     8.  Severance Payments.
         ------------------

       8.1 If Grilli's employment hereunder is terminated by the Company without Cause pursuant to paragraph 4.5, then the Company shall continue to pay Grilli his regular base salary payable under paragraph 5.1 for a period of twelve (12) months following the effective date of the termination of his employment. Grilli shall not be required to mitigate the amount of any payment required to be made under this paragraph 8.1 by seeking other employment or otherwise, but if Grilli does obtain other employment, the amount of compensation received from such other employment source during the period that the Company is required to continue paying Grilli his base salary shall reduce on a dollar-for-dollar basis the amount otherwise required to be paid by the Company hereunder.

     Any compensation payable under this paragraph 8.1 shall be payable when such compensation would otherwise have been paid had this Agreement not been terminated. Any sums payable under this paragraph 8.1 shall be paid only so long as Grilli is not in breach of any of the covenants contained in the Noncompetition Agreement.

     9.  Consolidation of Merger.  In the event of any consolidation or merger
         -----------------------
of the Company with another corporation or other business entity or the sale of all or substantially all of the Company's assets to another entity, as a result of which the Company is not the surviving entity, the surviving entity shall assume this Agreement and shall become obligated to perform all the terms and conditions contained herein.

     10.  Notices.  Any notice required or desired to be given under this
          -------
agreement shall be deemed given if given in writing and sent by certified and registered mail, return receipt requested to:

            To Home Health Corporation of America, Inc.
            -------------------------------------------

            2200 Renaissance Boulevard, Suite 300
            King of Prussia, PA 19406

     11.  Benefit of Agreement; Assignment.
          --------------------------------

       11.1 This Agreement and all rights hereunder shall be binding upon and shall inure to the benefit of the parties hereto and to their personal representatives, successors and permitted assigns.

       11.2 Neither party hereto may assign this Agreement or any rights hereunder, except that the Company, in its discretion may assign this Agreement or any of its rights hereunder to any successor in interest to all or substantially all of the business or assets of the Company or to any subsidiary or affiliate, but that no such assignment shall relieve the Company of its obligations hereunder; and further provided that no such assignment shall be valid unless the assignee expressly assumes in writing all of the obligations to be performed by the Company hereunder.

     12.  Governing Law.  This Agreement shall be governed by, construed and
          -------------
enforced in accordance with the laws of the Commonwealth of Pennsylvania.

     13.  No Waiver.  Either party's failure to strictly enforce any provision
          ---------
of this Agreement shall not be construed as a waiver thereof or excusing either party from future performance.

     14.  Severability and Enforceability.  The invalidity of any provision of
          -------------------------------
this Agreement shall not invalidate any other part. If any provision of this Agreement is not enforced or is found invalid because it is too vague or broad in any respect, then to the extent that a court of competent jurisdiction deems such provision to be valid and enforceable, the Agreement shall be valid and enforced as though the vague or overly broad portion had been modified by agreement of the parties in accordance with any interpretation given by the court.

     15.  Headings.  The paragraph headings set forth in this Agreement are for
          --------
reference purposes only and shall not be considered as part of this Agreement in any respect or shall in any way effect the substance of any provision contained in this Agreement.

     16.  Mediation Prior to Litigation. Neither party hereto shall initiate
          -----------------------------
litigation with respect to any claim, demand, dispute, controversy, difference or misunderstanding whatsoever between or among them relating to this Agreement without first engaging in at least twelve hours of good faith mediation before an impartial mediator to be selected by the parties. The cost of mediation shall be equally shared by both parties. In the event the parties are unable to select a mediator within thirty days of their dispute, then the parties shall select a mutually acceptable Alternative Dispute Resolution Service, and failing agreement upon such a service, then the American Arbitration Association in Philadelphia, Pennsylvania, to appoint a trained and experienced mediator. During mediation, the parties will make a good faith attempt to resolve their dispute.

     17.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between the parties with regard to the employment and compensation matters described herein and may not be altered, amended, or modified except by a writing signed by both parties hereto.

     IN WITNESS WHEREOF, the parties hereto set their hands and seals.

HOME HEALTH CORPORATION OF
  AMERICA, INC.


By:
   -------------------------------     -------------------------------
                                              Joseph J. Grilli